Exhibit 99.1

                Arena Pharmaceuticals Announces Financial Results
                          for the First Quarter of 2003

      SAN DIEGO, April 23 /PRNewswire-FirstCall/ -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today reported revenues of $5.4 million for the quarter ended March 31, 2003, a 27% increase over revenues of $4.2 million for the quarter ended March 31, 2002. Revenues in the first quarter of 2003 and 2002 were attributable to research funding, milestone payments and technology access and development fees under Arena's collaborations. Arena reported a net loss of $8.8 million, or $.32 per share, for the first quarter of 2003. The net loss included amortization charges totaling $1.4 million. The net loss for the first quarter of 2002 was $6.5 million, or $.24 per share, and included amortization charges totaling $1.1 million.

      Research and development expenses totaled $12.1 million in the first quarter of 2003, compared to $8.8 million in the first quarter of 2002. General and administrative expenses totaled $1.9 million in the first quarter of 2003, compared to $1.8 million in the first quarter of 2002.

      Cash, cash equivalents and short-term investments totaled $174.3 million at March 31, 2003. Total shares outstanding were 28.5 million at March 31, 2003.

      "Our strong revenues together with tighter cost controls have allowed us to maintain our GPCR leadership position," stated Jack Lief, President and Chief Executive Officer of Arena. "I am pleased to report substantial progress in Project Genesis, which has accelerated pharmaceutical discovery opportunities at many new GPCR targets."

      Arena is a biopharmaceutical company focused principally on discovering and developing drugs that act on an important class of drug targets called G protein-coupled receptors, or GPCRs. Arena uses its Constitutively Activated Receptor Technology, or CART(TM), Melanophore technology and other proprietary technologies to better understand GPCRs and to more efficiently and effectively identify compounds that may lead to new drugs. Arena focuses its efforts in four major therapeutic areas: metabolic diseases, cardiovascular diseases, central nervous system disorders and inflammatory diseases. In addition, Arena is pursuing an internal drug discovery program that is called Project Genesis. Project Genesis is comprised of the following steps: identifying therapeutically relevant GPCRs; determining expression levels and localization of these GPCRs; using Arena's proprietary technologies for high-throughput screening of these GPCRs against its chemical compound library; and optimizing small molecule leads identified from Arena's chemical library screens into drug candidates. With the completion of the sequencing of the human genome, Arena views Project Genesis as a strategic extension of its scientific and business capabilities that will allow Arena to discover new drug leads at therapeutically relevant GPCRs.

      Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Arena's strategy, internal programs, future achievements, and statements that are not historical facts, including statements which are preceded by the words "intends," "will," "plans," "expects," "anticipates," "estimates," "aims," and "believes," "hopes" or similar words. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Important factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements due to risks and uncertainties associated with Arena's business include, but are not limited to, the following: the timing, success and cost of preclinical research, out-licensing endeavors and clinical studies and development; the timing and receipt of additional milestone or other payments, if any, from new or existing collaborators; future quarterly or annual financial results; and the ability to complete Project Genesis, if at all, within a reasonable time period. Additional risk factors that could cause actual results to differ materially from those in Arena's forward-looking statements are disclosed in Arena's SEC reports, including, but not limited to, Arena's most recent annual report on Form 10-K. These forward-looking statements represent Arena's judgment as of the date of this release. Arena disclaims any intent or obligation to update these forward-looking statements.

Arena Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations

                                                      Three months ended
                                                          March 31,
                                                    2003            2002
                                                 (unaudited)     (unaudited)
Revenues
  Total revenues                                   $5,375,440      $4,240,304

Expenses

Research and development                           12,066,112       8,841,060
General and administrative                          1,885,191       1,769,753
Amortization of deferred compensation               1,033,966         755,609
Amortization of acquired technology                   405,305         384,249
  Total operating expenses                         15,390,574      11,750,671
Interest income and other, net                      1,203,699       1,040,633

Net loss                                          $(8,811,435)    $(6,469,734)

Net loss per share, basic and diluted                  $(0.32)         $(0.24)

Shares used in calculating net loss
 per share, basic and diluted                      27,655,967      27,363,447


Condensed Consolidated Balance Sheet Data

                                                   March 31,      December 31,
                                                     2003           2002
                                                 (unaudited)        (Note)
Assets
 Cash, cash equivalents and
  short-term investments                         $174,300,778    $185,142,885
 Other current assets                               8,621,408       8,166,767
 Land, property and equipment, net                 48,210,148      44,073,365
 Acquired technology, investments
  and other assets                                 15,963,882      17,507,030
    Total assets                                 $247,096,216    $254,890,047
Liabilities and Stockholders' Equity
 Liabilities                                      $12,721,313     $12,838,346
 Stockholders' equity                             234,374,903     242,051,701
    Total liabilities and stockholders'
     equity                                      $247,096,216    $254,890,047


      Note: The Condensed Consolidated Balance Sheet Data at December 31, 2002 has been derived from the audited financial statements as of that date.

      Arena Pharmaceuticals(R) and Arena(R) are registered service marks of the company. CART(TM) is an unregistered service mark of the company. Arena's headquarters are at 6166 Nancy Ridge Drive, San Diego, CA 92121, and its telephone number is (858) 453-7200. On the Internet, please refer to Arena's Web site: www.arenapharm.com for further information.

      Arena will be hosting both a telephone and live Internet first quarter 2003 conference call on Thursday, April 24, 2003, at 9:30 a.m. Eastern Time (6:30 a.m. San Diego Time).

      Jack Lief, President and Chief Executive Officer, and Joseph Mooney, Chief Financial Officer, will discuss the first quarter 2003 results, the progress of Arena's collaborations and other topics. A Question and Answer session will follow the presentation. To access by telephone, dial in toll free at (888) 273-9891 (the international dial in number is (651) 224-7582), and specify that you would like to join the "First Quarter Earnings Conference Call." To access the call via the Internet, go to www.arenapharm.com and click on "Investor Relations." Then, click on "Calendar of Events." The conference call will be listed at the top of the page. Click on the "Live Webcast" link. Then, follow the links and instructions provided. Listening to the conference call on the Internet will require speakers and Microsoft Windows Media Player. An archive of the webcast will be available on Arena's Web site until May 1, 2003.

    For further information, contact:
       Jack Lief, President & CEO: (858) 453-7200, extension 223
       Joseph Mooney, CFO: (858) 453-7200, extension 508